Financial Industries Corporation Files Form 10K for 2003

AUSTIN, Texas--(BUSINESS WIRE)—July 29, 2005--Financial Industries Corporation (“FIC”) (Pink Sheets: FNIN.PK) today announced that it has filed a Form 10K for the Company’s fiscal year ending December 31, 2003. The Company also finalized its restatement of results for its fiscal years ending December 31, 2002, and December 31, 2001, and its opening balance sheet at January 1, 2001.

For the full year 2003, FIC’s net loss was $22.5 million, or $(2.34) per share, on revenues of $111.7 million. This compares to a net loss of $2.4 million, or $0.25 per share, on revenues of $121.2 million for 2002. The restatements of financial results for the fiscal years 2002 and 2001 resulted in a reduction of $7.7 million and $6.2 million, respectively, to previously reported net income. In addition, previously reported total shareholders equity at the beginning of the restatement period, January 1, 2001, was reduced by $23.1 million.

J. Bruce Boisture, President and CEO, stated, “We are pleased to have completed the audit of our financial statements and look forward to completing the process for 2004 and year-to-date 2005. Since the election of new Board members in August 2003 and the appointment of a new management team beginning in the first quarter of 2004, we have taken decisive action to reshape the future of Financial Industries. Following thorough examination of each of our businesses, we have divested subsidiaries that did not fit with our long-term direction, addressed the management and policies of our securities portfolio, and implemented organizational changes. The Company’s 2003 results were impacted by some of these initiatives, but we believe these actions were appropriate for the long-term.”

Transactions Affecting Comparability of Results of Operations

Comparing the Company’s 2003 results to the results in 2001 and 2002 is complicated by several factors:

•	significant non-recurring expenses incurred during 2003;
•	a major accounting change in 2002; and

•           the acquisition, in May 2001, of the remaining publicly held shares of     InterContinental Life Corporation (“ILCO”)

In 2003, FIC’s net income was impacted by the following significant and unusual items:

(1)

$5.2 million in charges related to other than temporary impairment of securities. This adjustment resulted from an analysis of the investment portfolio that was made by the Company with the assistance of the Company’s then newly appointed investment manager, Conning Asset Management Company (“Conning”);

(2)	$6.1 million of loss from discontinued operations on the sale of the New Era companies;
(3)

$2.9 million of expense related to the settlement of the litigation between FIC and Roy F. Mitte (the former chairman, president and chief executive officer of the Company) and the Roy F. and Joann Cole Mitte Foundation;

(4)

$1.6 million paid in investment banking fees for strategic business plan reviews and in legal fees and other expenses for proxy matters and litigation related to the 2003 annual meeting of shareholders;

(5)	$1.1 million for payments to be made to Jeffrey Demgen, Eugene E. Payne and George Wise pursuant to their employment agreements in connection with the termination of their employment by the Company;
(6)

$0.4 million paid to William P. Tedrow in connection with the New Era acquisition in June 2003 (see registrant's quarterly report on Form 10-Q for the three-month period ended June 30, 2003 for a further description of this payment);

(7)	$2.0 million of expenses for the estimated loss for the rental and operation of a leased office building through December 2005; and
(8)	A $5.7 million increase in the valuation allowance related to the realization of deferred tax assets.

These items, totaling $25.0 million, need to be taken into consideration in drawing comparisons between the operating results in 2003 and those in earlier years.

In 2002, net income and earnings per share were affected by the cumulative effect of a change in accounting principle of $6.8 million. This amount represents the excess of fair value of net assets acquired over cost as of the beginning of 2002 related to the merger of ILCO with and into a subsidiary of FIC on May 18, 2001. The Company recorded this cumulative effect in conjunction with adopting SFAS No. 141, “Business Combinations,” in the first quarter of 2002, as required by SFAS No. 141. In seeking to compare 2002 results to those of other periods, it is important to set aside the one-time impact of this change in accounting principle.

Conference Call and Webcast

Financial Industries Corporation will host a conference call to discuss a business review on August 9, 2005 at 8:00 a.m. Eastern Daylight Time. Hosting the call will be J. Bruce Boisture and Vince L. Kasch, chief financial officer.

To listen, please visit the investor relations section of the Company's web site: http://www.ficgroup.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will be available until September 6, 2005.

The call can also be accessed live over the phone by dialing 1-800-289-0572 or 1-913-981-5543 for international callers. A replay of the call will be available one hour after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 8484178. The replay will be available from August 9, 2005 to September 6, 2005.

Additional Information; Cautionary Statements

Except for historical factual information set forth in this press release, the statements and other information contained herein relating to trends in our operations and financial results, the markets for our products, future results, the future development of our business, and the contingencies and uncertainties to which we may be subject, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In addition, FIC, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such statements are made based upon management’s current expectations and beliefs concerning financial results and economic conditions and are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements. These factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of FIC to sell its products, the market value of FIC’s investments and the lapse rate and profitability of policies; (2) FIC’s ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity and other factors that may affect the profitability of FIC’s insurance products; (5) FIC’s ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (6) changes in the federal income tax laws and regulations that may affect the relative tax advantages of some of FIC’s products; (7) increasing competition in the sale of insurance and annuities; (8) the effect of regulation and regulatory changes or actions, including those relating to regulation of insurance products and insurance companies; (9) ratings assigned to FIC’s insurance subsidiaries by independent rating organizations such as A.M. Best Company, which FIC believes are particularly important to the sale of annuity and other accumulation products; (10) the performance of our investment portfolios; (11) the effect of changes in standards of accounting; (12) the effects and results of litigation; (13) business risks and factors, and (14) other factors discussed in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect our results of operations. Each forward-looking statement speaks only as of the date of the particular statement and the Company undertakes no obligation to update or revise any forward-looking statement. For more discussion of important risk factors that may materially affect FIC, please see the discussion of risk factors contained in FIC’s 2003 Annual Report on Form 10-K, on file with the Securities and Exchange Commission.

Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance and annuity products. For more information on FIC, go to http://www.ficgroup.com on the Internet.

Contact:

Financial Industries Corp., Austin

Integrated Corporate Relations

Brad Cohen 512-404-5040